                                                         Exhibit No. EX-23.d.3.a

                              SUBADVISORY AGREEMENT

     THIS  AGREEMENT is made and entered  into as of the 29th day of  September,
2006, among GARTMORE VARIABLE  INSURANCE TRUST, a Delaware  statutory trust (the
"Trust"),  GARTMORE  MUTUAL  FUND  CAPITAL  TRUST  (the  "Adviser"),  a Delaware
statutory  trust  registered  under  the  Investment  Advisers  Act of 1940 (the
"Advisers Act"), and Gartmore Global Partners,  a general partnership  organized under the laws of Delaware (the  "Subadviser"),  and also  registered  under the
Advisers Act.

                              W I T N E S S E T H:

     WHEREAS,  the Trust is  registered  with the U.S.  Securities  and Exchange
Commission (the "SEC") as an open-end  management  investment  company under the
Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of May 2, 2005 (the  "Advisory  Agreement")  as  subsequently amended, been retained to act as investment adviser for certain of the series of the Trust, which are listed on Exhibit A to this Agreement (each, a "Fund");

     WHEREAS,  the  Subadviser  is  regulated  by the  Securities  and  Exchange
Commission  as an  investment  adviser  under  the  Advisers  Act  and  is  also authorised  and regulated by the  Financial  Services  Authority  ("FSA") of the
United Kingdom in the conduct of its investment business;

     WHEREAS,  the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Adviser  desires  to retain  Subadviser  to assist it in the provision  of a  continuous  investment  program for that portion of the Trust's assets  which  the  Adviser  will  assign  to the  Subadviser  (the  "Subadviser
Assets"), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties do mutually agree and promise as follows:

     1. Appointment as Subadviser.  The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement;  and the Subadviser hereby accepts such employment.
In such  capacity,  the  Subadviser  shall  be  responsible  for the  investment management of the Subadviser  Assets.  It is recognized  that the Subadviser and certain of its affiliates now act, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other  managed  accounts and that the Adviser and the Trust have no objection to such activities.

     2. Duties of Subadviser.

          (a) Investments.  The Subadviser is hereby authorized and directed and hereby agrees,  subject to the stated investment  policies and restrictions of the  Fund  as set  forth  in the  Fund's  prospectus  and  statement  of additional  information  as  currently  in effect  and as  supplemented  or amended  from time to time  (collectively  referred to  hereinafter  as the
     "Prospectus")  and subject to the directions of the Adviser and the Trust's
     Board  of  Trustees,  to  purchase,  hold  and  sell  investments  for  the
     Subadviser  Assets and to monitor on a continuous  basis the performance of the Subadviser  Assets.  In providing these  services,  the Subadviser will conduct a continual program of investment,  evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets.

          The Adviser agrees to provide the Subadviser  with such  assistance as may be  reasonably  requested  by the  Subadviser  in  connection  with the
     Subadviser's   activities   under  this   Agreement,   including,   without
     limitation,  information  concerning a Fund, their funds  available,  or to become  available,  for  investment and generally as to the conditions of a
     Fund's or Trust's  affairs.  In  particular,  but without  prejudice to the generality of the foregoing,  the Adviser shall  authorize and instruct the
     Trust's  custodian to provide such  information to the Subadviser as it may reasonably require, and to act upon the Subadviser's  instructions given in the proper performance by the Subadviser of this Agreement.

          (b) Compliance with Applicable  Laws and Governing  Documents.  In the performance  of its  duties  and  obligations  under  this  Agreement,  the
     Subadviser  shall act in  conformity  with the  Prospectus  and the Trust's
     Agreement and  Declaration of Trust and By-Laws as currently in effect and, as soon as practical after the Trust,  the Fund or the Adviser notifies the
     Subadviser thereof,  as supplemented,  or amended and/or restated from time to  time  (referred  to  hereinafter  as the  "Declaration  of  Trust"  and
     "By-Laws,"  respectively) and with the instructions and directions received in writing  from the Adviser or the  Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue
     Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and  regulations.  Notwithstanding  the  foregoing,  the Adviser shall remain  responsible for ensuring each Fund's overall  compliance with the 1940 Act and the Code and the  Subadviser  is only  obligated to comply with this subsection (b) with respect to the Subadviser Assets. The Adviser will provide the  Subadviser  with a copy of the minutes of the meetings of the Board of  Trustees of the Trust to the extent they may affect a Fund or the duties of the Subadviser,  and with copies of any financial  statements or reports made by the Fund to its shareholders,  and any further materials or information which the Subadviser may reasonably  request to enable it to perform its functions under this Agreement.  Notwithstanding the foregoing, the  Adviser  acknowledges  that  the  Subadviser  may also be  subject  to requirements  by FSA, and will comply with such  requirements to the extent they are not  inconsistent  with  applicable  federal  and  state  laws and regulations in the United States. At a minimum,  the Subadviser must comply with the laws of the United States, but may also choose to comply with more stringent FSA requirements if the Subadviser deems necessary.

          The Adviser will also provide the Subadviser with  reasonable  advance notice  of any  change  in a Fund's  investment  objectives,  policies  and restrictions as stated in the Prospectus,  and the Subadviser shall, in the performance of its duties and obligations under this Agreement,  manage the
     Subadviser Assets consistent with such changes, provided the Subadviser has received prompt notice of the  effectiveness of such changes from the Trust or the Adviser.  In addition to such notice,  the Adviser  shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. The
     Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure  requirements  under all applicable  federal and  state  laws  and  regulations  relating  to the  Trust  or  the  Fund, including,  without limitation, the 1940 Act, and the rules and regulations thereunder,  and that the Subadviser  shall have no liability in connection therewith,  except as to the accuracy of material information  furnished by the Subadviser to the Trust or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely  manner  following the Adviser's  written  request such  information relating to the  Subadviser and its  relationship  to, and actions for, the
     Trust  as may be  required  to be  contained  in the  Prospectus  or in the
     Trust's Registration Statement on Form N-1A.

          (c) Voting of Proxies.  The  Subadviser  shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be  invested  from time to time,  and shall not be  required to seek or take  instructions  from,  the  Adviser,  the Fund or the Trust or take any action with respect  thereto.  If both the  Subadviser  and another  entity managing  assets  of a  Fund  have  invested  in  the  same  security,  the
     Subadviser  and such other  entity will each have the power to vote its pro rata share of the security.

          The Subadviser will establish a written  procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Subadviser  will provide the
     Adviser or its designee,  a copy of such  procedure and establish a process for the timely  distribution of the Subadviser's voting record with respect to the Fund's  securities and other  information  necessary for the Fund to complete  information  required  by Form  N-1A  under  the 1940 Act and the
     Securities Act of 1933, as amended (the "Securities  Act"), Form N-PX under the 1940 Act,  and Form  N-CSR  under the  Sarbanes-Oxley  Act of 2002,  as amended, respectively.

          (d) Agent. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent  and  attorney-in-fact  for the  limited  purposes  of  managing  the
     Subadviser  Assets,  and  executing  account   documentation,   agreements,
     contracts  and other  documents  as the  Subadviser  shall  enter into with brokers,  dealers,  counterparties and other persons in connection with its management of the Subadviser  Assets.  The Subadviser agrees to provide the
     Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

          (e)  Brokerage.   The   Subadviser  is  authorized,   subject  to  the
     supervision of the Adviser and the Trust's Board of Trustees,  to establish and maintain accounts on behalf of each Fund with, and place orders for the purchase and sale of the Subadviser  Assets with or through,  such persons, brokers  (including,  to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers  (collectively,  "Broker(s)") as the  Subadviser  may elect  and  negotiate  commissions  to be paid on such transactions.  The  Subadviser,  however,  is not  required  to obtain  the consent  of  the  Adviser  or  the  Trust's  Board  of  Trustees  prior  to establishing  any such brokerage  account.  The Subadviser  shall place all orders for the  purchase  and sale of  portfolio  investments  for a Fund's account with Brokers  selected by the Subadviser.  In the selection of such
     Brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable  price and execution  available,  except to the extent it may be  permitted  to pay higher  brokerage  commissions  for brokerage and research services, as provided below. In using its reasonable efforts  to obtain  for the Fund the most  favorable  price  and  execution available, the Subadviser,  bearing in mind the best interests of each Fund at all times,  shall  consider  all  factors it deems  relevant,  including price,  the size of the  transaction,  the breadth and nature of the market for the  security,  the  difficulty  of the  execution,  the  amount of the commission,  if any,  the  timing of the  transaction,  market  prices  and trends,  the reputation,  experience and financial  stability of the Broker involved,  and the  quality  of  service  rendered  by the  Broker in other transactions. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted  unlawfully  or to have breached any duty created  by this  Agreement  or  otherwise  solely by reason of its  having caused a Fund to pay a Broker that provides brokerage and research services
     (within  the meaning of Section  28(e) of the  Securities  Exchange  Act of
     1934) to the  Subadviser  an  amount of  commission  for  effecting  a Fund investment  transaction  that is in excess of the amount of commission that another  Broker would have charged for effecting that  transaction  if, but only if, the Subadviser  determines in good faith that such  commission was reasonable in relation to the value of the brokerage and research  services provided  by  such  Broker  viewed  in  terms  of  either  that  particular transaction or the overall responsibility of the Subadviser with respect to
     the   accounts   as  to   which   it   exercises   investment   discretion.
     Notwithstanding the foregoing, the Adviser acknowledges that the Subadviser may also be subject  to  requirements  by FSA,  and will  comply  with such requirements  to the  extent  they  are not  inconsistent  with  applicable federal and state laws and regulations in the United States.  At a minimum, the Subadviser must comply with the laws of the United States, but may also choose to comply with more  stringent FSA  requirements  if the  Subadviser deems necessary.

          It is  recognized  that the  services  provided by such Brokers may be useful to the Subadviser in connection  with the  Subadviser's  services to other clients.  On occasions when the Subadviser deems the purchase or sale of a  security  to be in the  best  interests  of a Fund as  well as  other clients of the  Subadviser,  the  Subadviser,  to the extent  permitted  by applicable laws and regulations,  may, but shall be under no obligation to, aggregate the securities to be sold or purchased. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction,  will be made by the  Subadviser in the manner the  Subadviser considers  to be the most  equitable  and  consistent  with  its  fiduciary obligations to each Fund and to such other clients.  It is recognized  that in some  cases,  this  procedure  may  adversely  affect  the price paid or received  by the  Fund  or the  size of the  position  obtainable  for,  or disposed of by, the Fund.

          (f) Securities Transactions.  The Subadviser and any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities  or other  instruments  to a Fund  only if such  transaction  is permissible  under  applicable  laws and  regulations,  including,  without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

          The Subadviser, including its Access Persons (as defined in subsection
     (e) of Rule 17j-1  under the 1940 Act),  agrees to observe  and comply with
     Rule  17j-1 and the  Trust's  Code of  Ethics  (which  shall  comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On a quarterly  basis,  the Subadviser will either (i) certify to the
     Adviser that the  Subadviser  and its Access Persons have complied with the
     Trust's  Code of  Ethics  with  respect  to the  Subadviser  Assets or (ii)
     identify any violations  which have occurred with respect to the Subadviser
     Assets.

          (g) Books and Records. The Subadviser shall maintain separate detailed records of all matters  pertaining  to the  Subadviser  Assets (the "Fund's
     Records"),  including,  without limitation,  brokerage and other records of all securities  transactions.  The Subadviser  acknowledges that the Fund's
     Records are property of the Trust; however, nothing in this clause shall be interpreted  to provide the Adviser or the Trust with any property right in any software used by the  Subadviser  to maintain such records.  The Fund's
     Records  (relating  to the  Subadviser  Assets)  shall be  available to the
     Adviser at any time upon  reasonable  request during normal  business hours and shall be available for telecopying  without delay to the Adviser during any day that the relevant Fund is open for business. The Trust acknowledges that the Subadviser may be obligated under applicable law and regulation to maintain  copies of the Fund's  Records for certain  periods  prescribed by such law and  regulation and that it will permit the Subadviser to maintain such records as may be so required  both during the term of this  Agreement and thereafter.

          (h) Information Concerning Subadviser Assets and Subadviser. From time to time as the  Adviser  or the  Trust may  request,  the  Subadviser  will furnish the requesting party reports on portfolio  transactions and reports on  Subadviser  Assets  held in the  portfolio,  all in such  detail as the
     Adviser  or the Trust may  reasonably  request.  The  Subadviser  will also inform the  Adviser in a timely  manner of  material  changes in  portfolio management  team(s)  responsible for Subadviser  Assets, any changes in the ownership or management of the  Subadviser,  or of material  changes in the control of the  Subadviser.  Upon reasonable  request,  the Subadviser will make available its officers and employees to meet with the Trust's Board of
     Trustees to review the Subadviser Assets.

          The  Subadviser  will also  provide such  information  or perform such additional acts as are customarily performed by a subadviser, and as may be reasonably  requested  from time to time, and may be required for the Trust or the Adviser to comply with their respective obligations under applicable laws,  including without  limitation,  the Code, the 1940 Act, the Advisers
     Act, and the Securities Act of 1933, as amended (the "Securities Act"), and any rule or regulation thereunder.

          (i) Custody  Arrangements.  The Subadviser  shall on each business day provide  the  Adviser and the Trust's  custodian  such  information  as the
     Adviser and the Trust's  custodian may reasonably  request  relating to all transactions concerning the Fund Investments.

          (j) Historical Performance  Information.  To the extent agreed upon by the  parties,  the  Subadviser  will  provide  the  Trust  with  historical performance  information on similarly managed  investment  companies or for other  accounts  to be  included  in the  Prospectus  or for any other uses permitted by  applicable  law.  The Trust and the Adviser both  acknowledge that the Subadviser may be bound by applicable law and regulation which may restrict  its  ability  to  disclose  details  such  information,  and this
     Agreement  shall not be construed as requiring  the  Subadviser to disclose any such  information  where such disclosure would result in the Subadviser being in breach of such applicable law or regulation.

     3. Independent Contractor.  In the performance of its duties hereunder, the
Subadviser  is and  shall be an  independent  contractor  and  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent the Fund,  the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

     4. Expenses.  During the term of this  Agreement,  Subadviser  will pay all expenses  incurred by it in connection with its activities  under this Agreement other than the cost of securities,  commodities and other investments (including brokerage  commissions and other transaction charges,  including any tax arising on any transaction,  if any) purchased for a Fund. The Subadviser  shall, at its sole expense,  employ or associate itself with such persons as it believes to be particularly  fitted to assist it in the  execution  of its  duties  under  this
Agreement.  The Subadviser shall not be responsible for the Trust's,  the Fund's
or  Adviser's   expenses,   which  shall   include,   but  not  be  limited  to,
organizational and offering expenses (which include out-of-pocket  expenses, but not  overhead  or  employee  costs  of  the  Subadviser);  expenses  for  legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection  with  membership in  investment  company  organizations;
costs  of  printing  and  distributing  shareholder  reports,  proxy  materials, prospectuses,  stock certificates and distribution of dividends;  charges of the
Fund's custodians and  sub-custodians,  administrators  and  sub-administrators,
registrars,   transfer   agents,   dividend   disbursing   agents  and  dividend
reinvestment  plan agents;  payment for portfolio  pricing services to a pricing agent, if any;  registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and
other  charges  in  connection  with  the  shipment  of  the  Fund's   portfolio
securities;   fees  and  expenses  of  non-interested   Trustees;   salaries  of
shareholder  relations  personnel;  costs of shareholders  meetings;  insurance;
interest;   brokerage   costs;   and  litigation  and  other   extraordinary  or
non-recurring  expenses.  The Trust or the  Adviser,  as the case may be,  shall reimburse the  Subadviser for any expenses of the Funds or the Adviser as may be reasonably  incurred by such  Subadviser  on behalf of the Funds or the Adviser.
The  Subadviser  shall keep and supply to the Trust and the  Adviser  reasonable records of all such expenses.

     5.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund and the  Subadviser  Assets  pursuant to this  Agreement,  the
Subadviser will be entitled to the fee listed for each Fund on Exhibit A hereto.
Such fees will be computed  daily and  payable no later than the  seventh  (7th)
business  day  following  the end of each month,  from the Adviser or the Trust, calculated at an annual rate based on the Subadviser  Assets'  average daily net assets.

     The method of determining the net asset value of the Subadviser  Assets for purposes  hereof shall be the same as the method of determining  net asset value for purposes of establishing  the offering and redemption price of the shares of the  Trust as  described  in a Fund's  Prospectus.  If this  Agreement  shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

6. Representations and Warranties of Subadviser.  The Subadviser  represents and warrants to the Adviser and the Trust as follows:

          (a) The  Subadviser is  registered as an investment  adviser under the
     Advisers Act;

          (b) The Subadviser has filed a notice of exemption pursuant to Section
     4.14 under the  Commodity  Exchange  Act, as amended (the "CEA"),  with the
     Commodity Futures Trading  Commission (the "CFTC") and the National Futures
     Association ("NFA"), or is not required to file such exemption;

          (c)  The  Subadviser  is a  partnership  duly  organized  and  validly existing  under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

          (d) The execution,  delivery and performance by the Subadviser of this
     Agreement are within the Subadviser's  powers and have been duly authorized
     by  all  necessary  action  by  the  Subadvisers   board  of  directors  or
     shareholders  and no  action by or in  respect  of,  or  filing  with,  any governmental  body,  agency  or  official  is  required  on the part of the
     Subadviser for the execution, delivery and performance by the Subadviser of this  Agreement,  and  the  execution,  delivery  and  performance  by  the
     Subadviser  of this  Agreement do not  contravene  or  constitute a default under (i) any provision of applicable  law,  rule or  regulation,  (ii) the
     Subadviser's  governing  instruments,  or (iii)  any  agreement,  judgment, injunction,  order, decree or other instrument binding upon the Subadviser;
     and

          (e) The Form ADV of the  Subadviser  provided to the Adviser is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC,  that part or parts  maintained  in the  records of the
     Adviser,  and/or that part or parts provided or offered to clients, in each case as  required  under the  Advisers  Act and rules  thereunder,  and the information  contained  therein is accurate  and  complete in all  material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they were made, not misleading.  In addition,  the Subadviser agrees to promptly provide the Trust with updates of its Form ADV.

     7.  Representations  and Warranties of Adviser.  The Adviser represents and warrants to the Subadviser as follows:

          (a) The  Adviser is  registered  as an  investment  adviser  under the
     Advisers Act;

          (b) The  Adviser has filed a notice of  exemption  pursuant to Section
     4.14 under the CEA with the CFTC and the National Futures Association or is exempt from doing so;

          (c) The  Adviser is a  statutory  trust  duly  organized  and  validly existing  under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

          (d) The  execution,  delivery and  performance  by the Adviser of this
     Agreement,  the  appointment  of the  Subadviser  and the delegation to the
     Subadviser of the duties and powers  delegated to it under this  Agreement, are  within  the  Adviser's  powers  and have been duly  authorized  by all necessary  action on the part of its  shareholders or managing  unitholder, and no action by or in respect of, or filing with, any  governmental  body, agency  or  official  is  required  on the  part  of the  Adviser  for  the execution,  delivery and performance by the Adviser of this Agreement,  and the execution, delivery and performance by the Adviser of this Agreement do not  contravene  or  constitute  a  default  under  (i)  any  provision  of
     applicable   law,  rule  or  regulation,   (ii)  the  Adviser's   governing
     instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

          (e) The Form ADV of the  Adviser  provided to the  Subadviser  and the
     Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC,  that part or parts  maintained  in the records of the  Adviser,  and/or that part or parts  provided or offered to clients,  in  each  case as  required  under  the  Advisers  Act and  rules thereunder,  and the information contained therein is accurate and complete in all  material  respects  and does not omit to state  any  material  fact
     necessary  in  order  to  make  the  statements   made,  in  light  of  the
     circumstances under which they were made, not misleading; and

          (f)  The  Adviser   acknowledges  that  it  received  a  copy  of  the
     Subadviser's Form ADV prior to the execution of this Agreement; and

          (g) The  Adviser  and the Trust have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Adviser to enter into this Agreement.

     8.  Representations  and Warranties of the Trust.  The Trust represents and warrants to the Adviser and the Subadviser as follows:

          (a) The Trust is a statutory  trust duly  formed and validly  existing under the laws of the State of  Delaware  with the power to own and possess its assets and carry on its business as it is now being conducted;

          (b) The Trust is registered  as an  investment  company under the 1940
     Act and the Fund's shares are registered under the Securities Act: and

          (c) The  execution,  delivery  and  performance  by the  Trust of this
     Agreement  are within the Trust's  powers and have been duly  authorized by all  necessary  action on the part of the Trust and its Board of  Trustees, and no action by or in respect of, or filing with, any  governmental  body, agency or official is required on the part of the Trust for the  execution, delivery  and  performance  by the  Adviser  of  this  Agreement,  and  the execution,  delivery and  performance by the Trust of this Agreement do not contravene  or  constitute a default  under (i) any provision of applicable law, rule or regulation,  (ii) the Trust's governing instruments,  or (iii)
     any agreement,  judgment,  injunction,  order,  decree or other  instrument binding upon the Trust.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All representations  and warranties made by the Subadviser,  the Adviser and the
Trust  pursuant  to  Sections 6, 7 and 8,  respectively,  shall  survive for the duration of this  Agreement and the parties  hereto shall  promptly  notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     10. Liability and Indemnification.

          (a)  Liability.  The  Subadviser  shall  exercise its best judgment in rendering the services in accordance with the terms of this  Agreement.  In the absence of wilful  misfeasance,  bad faith or gross  negligence  on the part of the Subadviser or a reckless disregard of its duties hereunder, the
     Subadviser,  each of its affiliates and all respective partners,  officers, directors and employees  ("Affiliates") and each person, if any, who within the meaning of the  Securities  Act controls the  Subadviser  ("Controlling
     Persons")  shall not be liable for any error of  judgment or mistake of law and shall not be subject to any expenses or  liability to the Adviser,  the
     Trust or a Fund or any of a Fund's  shareholders,  in  connection  with the matters  to  which  this  Agreement  relates.  In  the  absence  of  wilful misfeasance,  bad faith or gross negligence on the part of the Adviser or a reckless  disregard  of  its  duties  hereunder,  the  Adviser,  any of its
     Affiliates and each of the Adviser's Controlling Persons, if any, shall not be subject to any liability to the  Subadviser,  for any act or omission in the case of, or connected  with,  rendering  services  hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser
     Assets;  provided,  however,  that nothing herein shall relieve the Adviser and the Subadviser  from any of their  obligations  under  applicable  law, including,  without  limitation,  the federal and state securities laws and the CEA.

          (b)  Indemnification.  The Subadviser shall indemnify the Adviser, the
     Trust and the Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, which the Adviser,  the Trust and the Fund and their  respective  Affiliates  and
     Controlling  Persons  may  sustain as a result of the  Subadviser's  wilful misfeasance, bad faith, gross negligence,  reckless disregard of its duties hereunder or violation of applicable law,  including,  without  limitation, the federal and state securities laws or the CEA. Notwithstanding any other provision in this Agreement, the Subadviser will indemnify the Adviser, the
     Trust and the Fund, and their respective Affiliates and Controlling Persons for any liability and expenses,  including  reasonable  attorneys' fees, to which they may be subjected as a result of their  reliance  upon and use of
     the  historical   performance   calculations  provided  by  the  Subadviser
     concerning   the   Subadviser's   composite   account  data  or  historical
     performance  information  on  similarly  managed  investment  companies  or accounts,  except  that the  Adviser,  the Trust  and the  Fund,  and their respective  Affiliates and Controlling Persons shall not be indemnified for a loss or expense  resulting from their negligence,  willful  misconduct or the violation of the 1940 Act or federal or state  securities laws in using such numbers, or for their failure to conduct reasonable due diligence with respect to such information.

          The Adviser shall  indemnify the  Subadviser,  its  Affiliates and its
     Controlling Persons,  for any liability and expenses,  including reasonable attorneys' fees, which may be sustained as a result of the Adviser's wilful misfeasance, bad faith, gross negligence,  reckless disregard of its duties hereunder or violation of applicable law,  including,  without  limitation, the  federal  and state  securities  laws or the CEA, or as a result of any negligence,  willful misconduct or the violation of the 1940 Act or federal or state  securities  laws on the part of the Adviser in the reliance  upon and/or  use of any  historical  performance  calculations  provided  by the
     Subadviser concerning the Subadviser's composite account data or historical performance information or similarly managed investment companies.

     11. Duration and Termination.

          (a) Duration. Unless sooner terminated,  this Agreement shall continue until February 27, 2007, with respect to any Fund covered by this Agreement initially  and,  for any  Fund  subsequently  added to this  Agreement,  an initial  period of no more than two years  that  terminates  on the  second
     February 27th that occurs  following the effective  date of this  Agreement with respect to such Fund, and thereafter shall continue  automatically for successive annual periods with respect to each of the Funds,  provided such continuance is specifically approved at least annually by the Trust's Board of  Trustees  or vote of the  lesser of (a) 67% of the  shares of the Funds represented  at a meeting if  holders  of more than 50% of the  outstanding shares of the Funds are  present in person or by proxy or (b) more than 50%
     of the outstanding  shares of the Funds;  provided that in either event its continuance  also is approved by a majority of the Trust's Trustees who are not "interested  persons" (as defined in the 1940 Act) of any party to this
     Agreement,  by vote cast in person at a meeting  called for the  purpose of voting on such approval.

          (b)  Termination.  Notwithstanding  whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

               (i) By vote of a majority of the Trust's Board of Trustees, or by
               "vote of a majority of the outstanding  voting securities" of the
               Fund (as  defined in the 1940 Act),  or by the  Adviser,  in each case, upon at least 60 days' written notice to the Subadviser;

               (ii) By any party hereto  immediately  upon written notice to the other  parties in the event of a breach of any  provision of this
               Agreement by either of the other parties; or

               (iii) By the Subadviser  upon at least 60 days' written notice to the Adviser and the Trust.

          This  Agreement  shall not be assigned (as such term is defined in the
     1940 Act) and shall terminate  automatically in the event of its assignment or upon the termination of the Advisory Agreement. Upon termination of this
     Agreement, the Trust will immediately discontinue the use of the historical performance  information  provided by the Subadviser provided under Section
     2(j) hereof.

          Termination  will  be  without  prejudice  to  the  settlement  of any outstanding fees and the completion of transactions  already initiated.  If on termination  any money is due or will or may become due in the future as a result of a commitment  entered into by the Subadviser  ("an  outstanding amount")  then  the  Subadviser  may at its  discretion  sell  such  of the
     Subadviser  Assets as it may in its  discretion  select in order to realize funds  sufficient to cover any  outstanding  amount (but only to the extent that  insufficient  funds are otherwise  available  for the  purpose).  The
     Subadviser may also cancel, close out, terminate or reverse any transaction or enter into any other  transaction or do anything which has the effect of
     reducing  or  eliminating  any   outstanding   amount  or  of  reducing  or
     eliminating  any liability  under any  contracts,  positions or commitments undertaken under this Agreement.

     12. Duties of the Adviser.

          (a) Responsibility  for other services.  The Adviser shall continue to have  responsibility  for all services to be provided to the Trust pursuant to the Advisory  Agreement  and shall  oversee and review the  Subadviser's performance of its duties under this Agreement.  Nothing  contained in this
     Agreement  shall  obligate  the  Adviser  to provide  any  funding or other support for the purpose of directly or indirectly promoting  investments in the Trust.

          (b) Delivery of  documents.  The Adviser  will provide the  Subadviser with copies of each of the following:

               (i) The Trust's Certificate of Trust and Declaration of Trust;

               (ii) The most  recent  Prospectus  and  Statement  of  Additional
               Information relating to the Trust;

               (iii) The Trust's Bylaws; and

               (iv) The Trust's Code of Ethics.

               The  Adviser  will  notify the  Subadviser  as soon as it becomes aware of any change in the above  documents,  and supply a copy of the amended  document or  documents.  The  Subadviser  shall not be liable either  for the  breach  of any  provision  or  otherwise  under  this
          Agreement,  where such breach or other liability  relates to a failure to  comply  with the  above  documents,  in  circumstances  where  the
          Subadviser  was not aware at the relevant time of the amendment of the relevant  document or documents and, if not for such  amendment,  such breach or other liability would not have occurred.

     13. Reference to Subadviser. Neither the Adviser nor any Affiliate or agent of the Adviser  shall make  reference to or use the name of Subadviser or any of its  Affiliates,  or any of their  clients,  except  references  concerning  the identity  of  and  services  provided  by the  Subadviser  to  the  Fund,  which references  shall not differ in substance  from those included in the Prospectus and this  Agreement,  in any  advertising or promotional  materials  without the prior approval of Subadviser,  which approval shall not be unreasonably withheld or delayed.  The Adviser hereby agrees to make all  reasonable  efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

     14.  Amendment.  This Agreement may be amended by mutual written consent of the parties, provided that the terms of any material amendment shall be approved by:  (a)  the  Trust's  Board  of  Trustees  or by a vote of a  majority  of the outstanding  voting  securities of the Funds (as required by the 1940 Act),  and
(b)  the  vote  of a  majority  of  those  Trustees  of the  Trust  who  are not
"interested  persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval,  if such approval is required by applicable law.

     15.  Confidentiality.  Subject to the duties of the Adviser,  the Trust and the Subadviser to comply with the terms of this  Agreement and  applicable  law, including any demand of any regulatory or taxing authority having  jurisdiction, the parties hereto shall treat as confidential all information pertaining to the
Fund and the  actions of the  Subadviser,  the  Adviser  and the Fund in respect thereof.

     16. Notice.  Any notice that is required to be given by the parties to each other  under the terms of this  Agreement  shall be in  writing,  delivered,  or mailed  postpaid  to  the  other  parties,  or  transmitted  by  facsimile  with acknowledgment  of  receipt,  to the  parties  at  the  following  addresses  or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other party:

               (a) If to the Subadviser:

               Gartmore Global Partners [ ]

               (b) If to the Adviser:

               Gartmore Mutual Fund Capital Trust
               1200 River Road - Suite 1000
               Conshohocken, PA 19428
               Attention: Legal Department
               Facsimile: (484) 530-1323

               (c) If to the Trust:

               Gartmore Variable Insurance Trust
               1200 River Road - Suite 1000
               Conshohocken, PA 19428
               Attention: Legal Department
               Facsimile: (484) 530-1323

     17.  Jurisdiction.  This Agreement shall be governed by and construed to be consistent with the Advisory  Agreement and in accordance with  substantive laws of the State of Delaware without  reference to choice of law principles  thereof and in accordance  with the 1940 Act. In the case of any conflict,  the 1940 Act shall control.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts,  each of which  shall be deemed an  original,  all of which  shall together constitute one and the same instrument.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise  provided  herein,   "interested  person,"  "affiliated  person,"  and
"assignment" shall have their respective  meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     21. Severability.  If any provision of this Agreement shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     22. Gartmore Variable Insurance Trust and its Trustees. The terms "Gartmore
Variable  Insurance  Trust" and the  "Trustees  of Gartmore  Variable  Insurance
Trust" refer respectively to the Trust created and the Trustees, as trustees but not  individually or personally,  acting from time to time under the Declaration of Trust made and dated as of September  30, 2004, as has been or may be amended from time to time, and to which reference is hereby made.

     23. Agent Not Principal.  The Subadviser shall enter into transaction under this Agreement as agent on behalf of the Adviser or Trust and not as principal.

     24. Soft  Commissions.  The  subadviser may effect  transactions  under the
Agreement  with or through the agency of a person who provides  services under a
Soft Commission Agreement,  as defined in the rules of FSA, and will report such transactions to the Adviser upon request. All such transactions must comply with applicable  federal and state  regulations in the United States and any mutually agreed upon policies and procedures.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                    TRUST
                                    GARTMORE VARIABLE INSURANCE TRUST

                                    By:  /s/ Gerald J. Holland
                                    Name: Gerald J. Holland
                                    Title: Treasurer, CFO

                                    ADVISER
                                    GARTMORE MUTUAL FUND CAPITAL TRUST

                                    By:  /s/ Gerald J. Holland
                                    Name: Gerald J. Holland
                                    Title: Senior Vice President, COO

                                    SUBADVISER
                                    GARTMORE GLOBAL PARTNERS

                                    By:  /s/ Kevin Crossett
                                    Name: Kevin Crossett
                                    Title: Global General Counsel and Authorized
                                           Signatory

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                        GARTMORE VARIABLE INSURANCE TRUST
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                          AND GARTMORE GLOBAL PARTNERS
                             Amended June 14, 2006*

Funds of the Trust                                   Advisory Fees

GVIT Small Company Fund                      0.60% of the Fund's average daily net assets

Gartmore GVIT Worldwide Leaders Fund(1)      0.55% of assets up to $50 million
                                             0.50% for assets of $50 million or more

Gartmore GVIT Emerging Markets Fund(1)       0.525% on assets up to $500 million
                                             0.500% on assets of $500 million and more, but less
                                                    than $2 billion
                                             0.475% on assets of $2 billion and more

Gartmore GVIT International Growth Fund(1)   0.450% on assets up to $500 million
                                             0.425% on assets of $500 million and more, but less
                                                    than $2 billion
                                             0.400% on assets of $2 billion and more

Gartmore GVIT Global Utilities Fund(1)       0.350% on assets up to $500 million
                                             0.325% on assets of $500 million and more, but
                                                    less than $2 billion
                                             0.300% on assets of $2 billion and more

Gartmore GVIT Developing Markets Fund(1)     0.525% on assets up to $500 million
                                             0.500% on assets of $500 million and more, but
                                                    less than $2 billion
                                             0.475% on assets of $2 billion and more

* Effective upon the closing of the sale of Gartmore Global Partners on or about
August 1, 2006.

(1)  Performance  fee for the Gartmore  GVIT  Worldwide  Leaders,  Gartmore GVIT
Emerging Markets,  Gartmore GVIT Developing Markets, Gartmore GVIT International
Growth and Gartmore GVIT Global Utilities Funds

The base  advisory fee for each Fund as set forth above is adjusted each quarter beginning one year after  implementation of the performance fee,  depending upon the Fund's  investment  performance for the 12 months  preceding the end of that month relative to the investment  performance of the Fund's benchmark.  The base fee is either increased or decreased proportionately by the following amounts at each breakpoint,  based upon whether a Fund has out-performed or under-performed its respective  benchmark  (using the performance of the Fund's Class III Shares to  measure),  by more or less  than a  maximum  of 500  basis  points  over the preceding rolling 12 month period as follows:

                   +/- 100 bps under/outperformance            2bps
                   +/- 200 bps under/outperformance            4bps
                   +/- 300 bps under/outperformance            6bps
                   +/- 400 bps under/outperformance            8bps
                   +/- 500 bps or more under/outperformance    10bps

The investment performance of the Fund will be the sum of: (1) the change in the
Fund's value during such period;  (2) the value of the Fund's cash distributions
(from net income and realized net gains) having an ex-dividend  date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation  period for  undistributed  realized  long-term  capital gains from the Fund. For this purpose,  the value of distributions  per share of realized  capital gains, of dividends per share paid from investment  income and of capital gains taxes per share reinvested in the Fund will be the Fund's value in effect at the close of  business  on the record  date for the payment of such distributions  and the date on which  provision  is made for such  taxes,  after giving effect to such distribution, dividends and taxes.

A description of the specific  methodology for calculating,  accruing and paying the performance fees for the above-referenced  Fund is set forth in Exhibit C to this Agreement.

Benchmark Index Performance:

The  performance of each respective  benchmark  Index for a calculation  period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2)
the value, as calculated consistent with the Index, of cash distributions having an ex-dividend  date during such period made by those companies whose securities comprise the Index. For this purpose,  cash distributions on the securities that comprise  the Index will be treated as if they were  reinvested  in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

1. Gartmore GVIT Worldwide Leaders Fund     MSCI World Index
2. Gartmore GVIT Emerging Markets Fund      MSCI Emerging Markets  Index
3. Gartmore GVIT International Growth Fund  MSCI All Country World Free ex U.S
                                            Index
4. Gartmore GVIT Global Utilities Fund      60% MSCI World Telecom Services
                                            Index/40% MSCI World Utilities Index
5. Gartmore GVIT Developing Markets Fund    MSCI Emerging Markets Index

                                    EXHIBIT B
                              SUBADVISORY AGREEMENT
         AMONG GARTMORE VARIABLE INSURANCE TRUST, GARTMORE GLOBAL ASSET
                  MANAGEMENT TRUST and GARTMORE GLOBAL PARTNERS

                            Effective June 14, 2006*

In connection  with securities  transactions  for a Fund, the Subadviser that is
(or whose  affiliated  person is) entering into the  transaction,  and any other subadviser  that is advising an  affiliate  of the Fund (or portion of the Fund)
(collectively, the "Subadvisers" for the purposes of this Exhibit) entering into the  transaction  are  prohibited  from  consulting  with each other  concerning transactions for the Fund in securities or other assets and, if both Subadvisers are responsible for providing  investment  advice to the Fund, the  Subadvisers'
responsibility  in  providing  advice is  expressly  limited  with  respect to a discrete portion of the Fund's portfolio.

This  prohibition  does  not  apply to  communications  in  connection  with the
Investment  Adviser's  (i) overall  supervisory  responsibility  for the general management  and  investment  of the Fund's  assets;  (ii)  determination  of the allocation of assets among the  Subadviser(s);  and (iii) investment  discretion with  respect to the  investment  of Fund  assets not  otherwise  assigned  to a
Subadviser.

* Effective upon the closing of the sale of Gartmore Global Partners on or about
August 1, 2006.

                                    TRUST
                                    GARTMORE VARIABLE INSURANCE TRUST

                                    By:  /s/ Gerald J. Holland
                                    Name: Gerald J. Holland
                                    Title: Treasurer, CFO

                                    ADVISER
                                    GARTMORE MUTUAL FUND CAPITAL TRUST

                                    By:  /s/ Gerald J. Holland
                                    Name: Gerald J. Holland
                                    Title: Senior Vice President, COO

                                    SUBADVISER
                                    GARTMORE GLOBAL PARTNERS

                                    By:  /s/ Kevin Crossett
                                    Name: Kevin Crossett
                                    Title: Global General Counsel and Authorized
                                           Signatory